                             $130,000,000
              5% Convertible Subordinated Notes due 2002


                         CELLSTAR CORPORATION

                          PURCHASE AGREEMENT

                            October 7, 1997


BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
    as the Initial Purchasers named in
    Schedule I hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167

Dear Sirs:

         CellStar Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated in this Purchase Agreement (this "AGREEMENT"), to issue and sell to the several Initial Purchasers named in
Schedule I hereto (the "INITIAL PURCHASERS") an aggregate of $130,000,000 principal amount of its 5% Convertible Subordinated Notes due 2002 (the "FIRM NOTES"). In addition, the Company proposes to grant to the Initial Purchasers an option, for the sole purpose of covering over-allotments in connection with the sale of the Firm Notes, to purchase up to an additional $20,000,000 principal amount of its 5% Convertible Subordinated Notes due 2002 (the "OPTIONAL NOTES") as provided in Section 2 below. The Firm Notes and any Optional Notes purchased by the Initial Purchasers are referred to herein as the "NOTES".

         The Notes are to be issued pursuant to an indenture to be dated as of October 14, 1997 (the "INDENTURE") between the Company and The Bank of New York, as trustee (the "TRUSTEE"), and, except as otherwise provided in the Indenture, will be convertible into shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), on the terms set forth therein. The holders of the Notes will be entitled to certain registration rights provided under a Registration Rights Agreement to be dated October 14, 1997 (the "REGISTRATION RIGHTS AGREEMENT") between the Company and the Initial Purchasers.

         The Company has prepared a preliminary offering circular dated September 24, 1997 (the "PRELIMINARY OFFERING CIRCULAR") and a final offering circular dated October 7, 1997 (as supplemented or amended from time to time with the written consent of the Company and Bear, Stearns & Co. Inc., as the representative of the Initial Purchasers, the "REPRESENTATIVE") (the "OFFERING CIRCULAR"), with respect to the offering of the Notes contemplated by this Agreement (the "OFFERING"). The terms "Preliminary Offering Circular" and "Offering Circular" as used herein shall include all documents incorporated by reference therein.

         The Notes have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and are being offered and sold in reliance on exemptions from or in transactions not subject to the registration requirements of the Securities Act, including sales (i) made in the United States to "qualified institutional buyers" ("QIBS") as defined in, and in reliance on, Rule 144A under the Securities Act ("RULE 144A"), (ii) made in the United States to institutional "accredited investors" ("INSTITUTIONAL ACCREDITED INVESTORS") as defined in Rule 501(a)(1),(2), (3) and (7) of Regulation D under the Securities Act ("REGULATION D") and (iii) made outside the United States in reliance on Regulation S under the Securities Act ("REGULATION S").

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Initial Purchasers that, as of the date hereof, the Closing Date and any Additional Closing Date:

         (a) The Preliminary Offering Circular, as of September 24, 1997, and the Offering Circular, as of the date hereof and as of the Closing Date (as defined) and as of any Additional Closing Date (as defined), if any, is and will be accurate in all material respects, does not and will not contain an untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation and warranty is made in this Section 1(a), however, with respect to any information contained in or omitted from the Offering Circular or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers expressly for use in connection with the preparation of the Offering Circular or any amendment thereof or supplement thereto, as the case may be.

         (b) KPMG Peat Marwick LLP, who has certified the annual financial statements included or incorporated by reference in the Offering Circular, are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "REGULATIONS") by the Securities and Exchange Commission (the "COMMISSION").

         (c) The financial statements, including the notes thereto, included or incorporated by reference in the Offering Circular, comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and present fairly on the basis stated therein the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods presented.

         (d) The Company and its Significant Subsidiaries (as defined) maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

         (e) Subsequent to the respective dates as of which information is given in the Offering Circular and through the Closing Date (or through the Additional Closing Date, as the case may be), except as set forth in the Offering Circular, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are or are reasonably likely to be material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business, (ii) there has not been, singly or in the aggregate, any change or development which could reasonably be expected to (A) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, or (B) adversely affect the validity of the Offering or the enforceability of this Agreement, the Indenture, the Notes or the Registration Rights Agreement (collectively, the "TRANSACTION AGREEMENTS") (any of the events set forth in clauses (A) or (B), a "MATERIAL ADVERSE EFFECT"), and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiaries on any class of its capital stock.

         (f) Each of the Company and its Significant Subsidiaries: (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that have not had and are not in the aggregate reasonably expected to have a Material Adverse Effect; and, (iii) has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Offering Circular, except for those failures to make or obtain such consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits that have not had and are not in the aggregate reasonably expected to have a Material Adverse Effect.

         (g) The Company had, at May 31, 1997, an authorized and outstanding capitalization as set forth in the Offering Circular. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. Except as otherwise disclosed in the Offering Circular, all of the outstanding shares of capital stock of each Significant Subsidiary has been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights and all of the outstanding capital stock of the Company's Significant Subsidiaries is owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance, security interest, restriction on transfer, shareholders' agreement, voting trust or other preferential arrangement or defect of title whatsoever. The capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Offering Circular.

         (h) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than those reflected in Annex A hereto. Of such entities, only those reflected in Annex B are material to the Company's operations on a consolidated basis (each, a "SIGNIFICANT SUBSIDIARY" and together, the "SIGNIFICANT SUBSIDIARIES").

         (i) Except with regard to CellStar West, Inc., and ACC-CellStar, Inc., and except as have been waived and except as has been disclosed in the Offering Circular and any document incorporated by reference therein, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its Subsidiaries.

         (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Agreements and to consummate the transactions contemplated hereby and thereby, including, without limitation, (i) the issuance, sale and delivery of the Notes hereunder and (ii) the filing of any registration statement with the Commission pursuant to the Registration Rights Agreement.

         (k) This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and, when accepted by execution and delivery by the Initial Purchasers, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, or general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law), and except as the enforceability of the indemnification provisions thereof may be limited by considerations of public policy.

         (l) The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, will have been duly and validly executed and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, or general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Offering Circular.

         (m) The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee and issued, sold, delivered and paid for in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, or general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law). The Notes conform in all material respects to the description thereof contained in the Offering Circular.

         (n) The Registration Rights Agreement and the transactions contemplated therein have been duly and validly authorized by the Company. The Registration Rights Agreement, when executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Initial Purchasers, will have been duly and validly executed and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, or general equitable principles, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law), and except as the enforceability of the indemnification provisions may be limited by federal or state securities laws or considerations of public policy, and the right of a Holder to receive Liquidated Damages may be limited to the amount of actual damages suffered by such Holder. The Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Circular.

         (o) None of the Company or its Significant Subsidiaries is or, after giving effect to the Offering, will be (i) in violation of its charter or bylaws that would result in a Material Adverse Effect, (ii) in default in the performance of any agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that would result in a Material Adverse Effect or (iii) in violation of any local, state, federal or foreign law, statute (including without limitation the Foreign Corrupt Practices Act of 1977, as amended), ordinance, rule, regulation, requirement, judgment or court decree, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased) that would result in a Material Adverse Effect. To the knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that would result in a Material Adverse Effect.

         (p) The execution, delivery, and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries (other than as disclosed in the Offering Circular) pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its Significant Subsidiaries is a party or by which any of such corporations or their respective properties or assets is bound, except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect; (ii) conflict with any provision of the charter or bylaws of the Company or any of its Significant Subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except for such violations or conflicts that would not have a Material Adverse Effect; or (iii) require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except (in the case of clause (iii) above) except for the registration of the Notes under the Securities Act and qualification of the Indenture under the Trust Indenture Act or as disclosed in the Offering Circular or except for any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been made or obtained or as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and sale of the Notes by the Initial Purchasers, and except where the failure to obtain or make any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits would not have a Material
Adverse Effect.

         (q) Except as described in the Offering Circular, there is not and, after giving effect to the Offering, will not be (i) any action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or its subsidiaries is or may be a party or to which the business or property of the Company is or, after giving effect to the Offering, may be subject, (ii) to the Company's knowledge, any statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, or (iii) any injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or its Significant Subsidiaries is or may be subject or to which the business, assets, or property of the Company or its Significant Subsidiaries is or may be subject that, in the case of clauses (i),
(ii) and (iii) above, (1) is required to be disclosed in the Preliminary

Offering Circular and the Offering Circular and that is not so disclosed or (2) could reasonably be expected to have a Material Adverse Effect.

         (r) No action has been taken or order issued and the Company has no knowledge of any statute, rule or regulation that has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Circular; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Notes in any jurisdiction referred to in
Section 4(b) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

         (s) Except as is not reasonably expected to have a Material Adverse Effect, there is (i) no significant unfair labor practice complaint pending against the Company or its subsidiaries nor, to the best knowledge of the Company, threatened against it, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or its subsidiaries or, to the knowledge of the Company, threatened against the Company or its subsidiaries, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or its subsidiaries nor, to the best knowledge of the Company, threatened against the Company or its subsidiaries and
(iii) to the knowledge of the Company, no union representation question existing with respect to the employees of the Company or its subsidiaries. To the knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company or its subsidiaries. Except as is not reasonably expected to have a Material Adverse Effect, the Company has not violated: (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees; (ii) any applicable wage or hour laws; or, (iii) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder.

         (t) None of the Company or its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") which might have a Material Adverse Effect.

         (u) There is no alleged liability, or to the knowledge of the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or its subsidiaries arising out of, based on or resulting from the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by the Company or its subsidiaries, which alleged or potential liability is required to be disclosed in the Offering Circular or could have a Material Adverse Effect. The term "HAZARDOUS MATERIAL" means
(i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

         (v) Except as described in the Offering Circular, the Company and its subsidiaries have good and marketable title to all of the properties and assets described in the Offering Circular as owned by them, free and clear of all liens, charges, encumbrances and restrictions, except for such as do not materially effect the value of such property or materially interfere with the Company's use of such property. All leases to which any of the Company or its subsidiaries is a party are valid and binding with respect to the Company and its subsidiaries and no material default by the Company or its subsidiaries has occurred and is continuing thereunder and, to the best knowledge of the Company, no material default by the landlord is existing under any such lease, except as could not reasonably be expected to have a Material Adverse Effect.

         (w) The properties of the Company and its subsidiaries, are insured in accordance with industry practice and are suitable for their uses.

         (x) Except as is not reasonably expected to have a Material Adverse Effect, the Company or its subsidiaries own, possess, have the right to employ or can obtain on reasonable terms all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information (collectively, the "INTELLECTUAL PROPERTY") presently employed by them in connection with the businesses now operated by them and, except as disclosed in the Offering Circular, the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

         (y) All material tax returns required to be filed by the Company and its Significant Subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from the Company or its Significant Subsidiaries or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest or except where the failure to so pay would not have a Material Adverse Effect. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company or its Significant Subsidiaries or the assets or property of the Company or its Significant Subsidiaries.

         (z) As of the date hereof, no event has occurred nor has any circumstance arisen which, had the Notes been issued on the date hereof, would constitute a default or Event of Default (as defined in the Indenture).

         (aa) Neither the Company nor any of its affiliates has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes in contravention of Regulation M under the Securities Act and the Exchange Act.

         (bb) Other than as disclosed in the Offering Circular, there are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or any other Transaction Agreement or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act or analogous foreign laws and regulations securities held by them that have not been waived.

         (cc) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A of the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or that are quoted in a United States automated inter-dealer quotation system.

         (dd) (i) None of the Company or any of its "affiliates" (as such term is defined in Rule 501(b) under the Securities Act) or any person acting on behalf of any such person (excluding the Initial Purchasers and their respective affiliates, as to whom this representation shall not apply) has engaged in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Notes, and (ii) each of the

Company, its affiliates and each person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to which no representation made) has complied with the offering restrictions requirement of Regulation S.

         (ee) None of the Company or any of its affiliates or any person acting on behalf of any of them (excluding the Initial Purchasers and their respective affiliates, as to whom this representation shall not apply) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) that is or may be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.

         (ff) The Company is subject to section 13 or 15(d) of the Exchange Act and is in compliance in all material respects with the provisions of such section.

         (gg) Subject to (i) compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, (ii) the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof,
(iii) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Circular by purchasers to whom the Initial Purchasers initially resell Notes, and (iv) receipt by the purchasers to whom the Initial Purchasers initially resell Notes of a copy of the Offering Circular prior to such resale, it is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Circular, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

         (hh) The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Offering Circular. The shares of Common Stock issuable on conversion of the Notes at the initial conversion price set forth in the Indenture have been reserved for issuance and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for such issuance of Common Stock.

         (ii) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

         (jj) The execution and delivery of this Agreement and the other Transaction Agreements will not result in any prohibited transaction within the meaning of

Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. No employee benefit plan (as defined in Section 3(3) of ERISA) will be an obligor with respect to the Notes after taking into account the applicability, if at all, of Labor Regulation Section 2510.3-101.

         (kk) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Circular, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

         2.   PURCHASE, SALE AND DELIVERY OF THE NOTES.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the principal amount of the Firm Notes set forth opposite their respective names in
Schedule I hereto at a purchase price equal to 100% of such principal amount LESS a discount of 2.825% of such principal amount. Payment of the purchase price for, and delivery of, the Firm Notes will be made at the offices of Haynes and Boone, LLP, 3100 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202-3789, at 8:00 a.m. (Dallas time) on October 14, 1997, unless postponed in accordance with Section 9 hereof, or at such other place, time and date as may be mutually agreed in writing between the Representative and the Company (the time and date of such payment and delivery being herein called the "CLOSING DATE").

         (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Initial Purchasers the option to purchase, severally and not jointly, up to $20,000,000 aggregate principal amount of Optional Notes, for the sole purpose of covering over-allotments in the sale of Firm Notes by the Initial Purchasers, at the same purchase price to be paid by the Initial Purchasers to the Company for the Firm Notes as set forth in Section 2(a). This option may be exercised, in whole or in part, at any time and from time to time on or before the 30th day following the date of the Offering Circular, by written notice to the Company by the Representative on behalf of the Initial Purchasers. Such notice shall set forth the aggregate principal amount of Optional Notes to be purchased pursuant to such exercise of the option and the date and time, as reasonably determined by the Representative, when the Optional Notes are to be delivered (each such date and time being herein sometimes referred to as an "ADDITIONAL CLOSING DATE");

PROVIDED that no additional Closing Date shall be earlier than (i) the Closing Date or (ii) the second full business day after the date on which the option shall have been exercised, nor later than the eighth full business day after the date on which the option shall have been exercised (unless such date and time are postponed in accordance with Section 9 hereof). The principal amount of the Optional Notes to be purchased by each Initial Purchaser upon such exercise shall bear the same ratio to the aggregate principal amount of Optional Notes being purchased upon such exercise as the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate principal amount of Firm Notes, subject to such adjustments to eliminate fractional amounts as the Representative in its sole discretion may make.

         (c) At or prior to the Closing Date and the Additional Closing Date (if any) hereunder, the Company shall execute and deliver for authentication the Notes to be purchased and sold on such date and shall deposit such Notes with The Depositary Trust Company ("DTC") for the account or accounts of participants in DTC (including Euroclear and CEDEL, as the case may be) purchasing beneficial interests therein. The Initial Purchasers shall pay or cause the purchase price for such Notes to be paid to or upon the order of the Company by wire transfer of same day funds against delivery of such Notes to or for the respective accounts of the Initial Purchasers. Certificates evidencing the Notes shall be registered in the name of Cede & Co. as nominee for DTC or such other name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date or the Additional Closing Date, as the case may be. The Company will permit the Representative to inspect such certificates at the offices of the Representative at least one full business day prior to the Closing Date and the Additional Closing Date, if any.

         3. SUBSEQUENT OFFERS AND RESALES OF THE NOTES. The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

         (a) Each Initial Purchaser will offer the Notes for resale ("EXEMPT RESALES") only upon the terms and conditions set forth in this Agreement and the Offering Circular. Except as contemplated by the Registration Rights Agreement, the Notes have not been and will not be registered under the Securities Act. Each Initial Purchaser agrees that neither it nor any of its affiliates nor any person acting on behalf of it or any such affiliate will take, and acknowledges that the Company has not taken, any action that would constitute a public offering of the Notes in any jurisdiction and further agrees that, with respect to the offer or sale of any Notes or the delivery or distribution of any Offering

Circular, it will comply with applicable laws and regulations in such jurisdictions or to which it is otherwise subject.

         (b) Each Initial Purchaser represents and warrants that (i) it is a QIB or an Institutional Accredited Investor and (ii) that neither it nor any of its affiliates nor any person acting on behalf of it or any such affiliate has engaged or will engage in any general solicitation or general advertising, as such terms are defined in Rule 502(c) under the Securities Act, in connection with the offer or sale of the Notes.

         (c) In connection with sales outside the United States, each Initial Purchaser agrees that it will not offer, sell or deliver Notes (i) as part of the distribution thereof at any time or (ii) otherwise until 40 days (subject to extension as required by Regulation S in the event that Regulation S is amended and such amendment is deemed applicable to the Notes) (the "RESTRICTED PERIOD") after completion of the distribution, as determined by the Representative, to or for the account or benefit of U.S. Persons (as defined in Regulation S). Each Initial Purchaser confirms that neither it nor any of its affiliates nor any person acting on behalf of it or any such affiliate has engaged, and agrees that neither it nor any of its affiliates will engage, in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Notes or the underlying Common Stock and that it, its affiliates and each such other person has complied and will comply with the offering restrictions required by Regulation S with respect to the Notes and the underlying Common Stock.

         (d) Each of the Initial Purchasers acknowledges and agrees that it has not and will not offer, sell or deliver the Notes in the United States or to or for the account of any U.S. Person other than (i) distributors (as defined in Regulation S), (ii) institutional buyers that are reasonably believed to be QIBs and (iii) purchasers that are reasonably believed by the Initial Purchasers to be Institutional Accredited Investors and that have executed and delivered to the Representative a letter in the form of Annex A to the Offering Circular.

         (e) Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes (other than a sale pursuant to Rule 144A), it will send to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from the Initial Purchasers during the Restricted Period a confirmation or notice to substantially the following effect:

              "The Notes covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, "U.S. persons" (as defined in Regulation S under the Securities Act ("Regulation S")) (i) as part of their distribution at any time or (ii) otherwise until 40 days (subject to extension as required by Regulation S in the event that Regulation S is amended and such amendment is deemed applicable to the Notes) after the later of [the commencement of the offering of the Notes] and the [closing date], except in either case, for sales made (i) in accordance with Regulation S; (ii) to institutional buyers that are reasonably believed to be "qualified institutional buyers," as defined in, and in accordance with, Rule 144A under the Securities Act; or (iii) to purchasers that are reasonably believed to be institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act."

         (f) Each Initial Purchaser represents, warrants and agrees that (i) it has not offered or sold and will not offer or sell Notes in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their businesses or otherwise in circumstances that will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom, and
(iii) it has only issued or passed on, and will only issue or pass on, to any person in the United Kingdom any documents received by it in connection with the issue of the Notes if the person is of a kind described in Article 11(c) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the documents may lawfully be issued or passed on. Each Initial Purchaser further agrees that it will not offer or sell any Notes directly or indirectly in Japan or to any resident of Japan except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (ii) in compliance with any applicable requirements of Japanese law. Each Initial Purchaser further agrees that it will not offer or sell any Notes directly or indirectly in any province of Canada except in compliance with all requirements of applicable securities laws and that it will not offer or sell any Notes in the Republic of France.

         4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Initial Purchasers that:

         (a)  If at any time prior to the Closing Date or the Additional
Closing Date, if any, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would in the reasonable judgment of the Initial Purchasers or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify the Representative promptly and prepare and deliver to the Representative on behalf of the Initial Purchasers an amendment or supplement (in form and substance satisfactory to the Initial Purchasers) which will correct such statement or omission.

         (b) To cooperate with the Initial Purchasers and their counsel for the Initial Purchaser in connection with the qualification or registration of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process or taxation, or to take action, in each case, in any jurisdiction where it is not now so subject.

         (c) The Company will promptly deliver to the Initial Purchasers such number of copies of the Offering Circular and all amendments thereof and supplements thereto as the Representative reasonably may request.

         (d) The Company will apply the net proceeds from the sale of the Notes substantially as set forth under "Use of Proceeds" in the Offering Circular.

         (e) The Company will cooperate with the Initial Purchasers in arranging for the Notes to be designated Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") Market securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., relating to trading in the PORTAL Market.

         (f) For a period of 90 days from the date of this Agreement, the Company will not offer to sell, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (other than the Notes and other than pursuant to the exercise of outstanding options and warrants, grants of options in the ordinary course of business, and issuances in connection with acquisitions) or any rights to acquire Common Stock, without the prior written consent of the Representative. In addition, the Company will obtain and deliver to the Representative a letter from each of its directors and executive officers confirming the agreement of such person not to engage in any of the aforementioned transactions on his or her own behalf during such 90-day period; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply with respect to approximately 38,500 shares of Common Stock issuable upon the exercise of employee stock options held by Michael Hedge, Richard White and A.S. Horng.

         (g) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will provide to any holder of the Notes or to any prospective purchaser of the Notes designated by any holder, upon request of such holder or prospective purchaser, information required to be provided by Rule 144A(d)(4) of the Securities Act if at the time of such request, the Company is not subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act.

         (h) Except following the effectiveness of the Registration Statement, None of the Company, its subsidiaries, its affiliates or any person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to whom this undertaking by the Company shall not be deemed to apply) will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of the Securities Act.

         (i) None of the Company, its subsidiaries, its affiliates or any person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to whom this undertaking by the Company shall not be deemed to apply) will offer to sell, sell or solicit offers to buy or otherwise negotiate in respect of the sale of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes so as to require the registration of the Notes under the Securities Act.

         (j) During the period of two years from and after the Closing Date, none of the Company, its subsidiaries or its or their affiliates will resell any Notes that may have been purchased or otherwise acquired by them, except in a transaction registered or exempt from registration under the Securities Act.

         (k) None of the Company, its subsidiaries, its affiliates or any person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to whom this undertaking shall not be deemed to apply) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes offered and sold pursuant to Regulation S, and the Company, its subsidiaries, its affiliates and each person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to whom this undertaking by the Company shall not be deemed to apply) will comply with the offering restrictions of Regulation
S with respect to those Notes offered and sold pursuant thereto.

         (l) The Company will cooperate with the Initial Purchasers in arranging for the Notes to be accepted for clearance and settlement through Euroclear, CEDEL and DTC.

         (m) Each of the Notes will bear, to the extent applicable, the legend contained under the heading "Transfer Restrictions" in the Offering Circular for the time period and upon the other terms stated therein, except after the Notes are resold in a transaction registered under the Securities Act.

         (n) Following the Closing, the Company will use its reasonable commercial efforts to obtain a rating of the Notes by such rating agencies as identified by the Representative and will provide to such organization such information as such rating agencies reasonably shall require in order to issue a rating of the Notes.

         (o) The Company will not voluntarily claim, and will actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

         (p) The Company will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or to facilitate the sale or resale of the Notes in contravention of Regulation M under the Securities Act and the Exchange Act. Except as permitted by the Securities Act, the Company shall not distribute (i) any preliminary offering circular, including, without limitation, the Preliminary Offering Circular, (ii) offering memorandum, including, without limitation, the Offering Circular or
(iii) other offering material in connection with the offering and sale of the Notes.

         (q) Prior to the Closing Date, the Company will furnish to the Initial Purchasers copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Circular, as soon as such financial statements have been prepared in the ordinary course by the Company.

         (r) Subject to receiving official notice of the effectiveness of the first Registration Statement, the Company will cause such Common Stock underlying the Notes to be approved for listing on the Nasdaq Stock Market or on such securities exchange on which the Common Stock is then listed.

         (s) Prior to the Closing Date, the Company will file with the Commission a current report on Form 10-Q as required under the Exchange Act with respect to its fiscal quarter ended August 31, 1997 (the "Third Quarter From 10-Q"), in substantially the same form as provided to the Initial Purchasers prior to the execution of this Agreement.

         5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, expenses fees and taxes incident to the performance of its obligations hereunder, including those in connection with; (i) preparing, printing, duplicating, filing and distributing the Preliminary Offering Circular and the Offering Circular and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), and all other documents related to the offering of the Notes (including those supplied to the Initial Purchasers in quantities provided for herein), in each case excluding any fees of counsel to the Initial Purchasers; (ii) the issuance, transfer and delivery by the Company of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon; (iii) the cost of printing the Notes; (iv) all expenses and listing fees in connection with the application for quotation of the Notes in the PORTAL Market; (v) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer;
(vi) all fees and expenses in connection with the rating of the Notes by rating agencies; (vii) the cost and charges of any transfer agent, registrar, Trustee (or successor trustee) or fiscal paying agent and conversion agent;
(viii) the costs and charges of DTC, Euroclear and CEDEL; and, (ix) "roadshow" travel and other expenses incurred by the Company in connection with the marketing and sale of the Notes.

         6. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Firm Notes and the Optional Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

         (a) All of the representations and warranties of the Company contained in this Agreement, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date and the Additional Closing Date, if any) shall be true and correct with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. All certificates, opinions, written statements or letters furnished to the Initial Purchasers pursuant to this Section 6 shall be free of any material misstatement or omission. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (b) At the Closing Date, the Initial Purchasers shall have received the opinion of Haynes and Boone, LLP, counsel for the Company, dated the Closing Date, addressed to the Initial Purchasers and in form and scope reasonably satisfactory to Weil, Gotshal & Manges LLP ("COUNSEL FOR THE INITIAL PURCHASERS"), to the effect that:

                 (i)  The Company and each Significant Subsidiary, other than
     (a) NAC Holdings, Inc., as to which such counsel expresses no opinion and
     (b) CellStar, Ltd., a Texas limited partnership (the "Partnership"), has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular.

                (ii) The Partnership has been duly organized and is validly existing under the laws of the State of Texas. The Partnership has full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Offering Circular.

               (iii) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Offering Circular under the heading "Description of Capital Stock." The outstanding shares of the Company's Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered upon such conversion in accordance with the provisions of the Indenture (assuming payment for and delivery of the Notes in accordance with this Agreement), will be validly issued, fully paid and nonassessable and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for such issuance.

                (iv) Except as disclosed in the Offering Circular and any document incorporated by reference therein, and except for stock options outstanding under the Company's existing stock option plans, to the knowledge of such counsel there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments or obligations on the part of the Company to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                 (v) Except for those rights which have been waived in connection with the transactions contemplated by this Agreement, there are no preemptive rights to subscribe for or purchase shares of the Company's Common Stock provided in the Company's charter or bylaws or, to the knowledge of such counsel, in any agreement to which the Company is a party.

                (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Agreements to which it is a party and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided herein.

               (vii) This Agreement has been duly authorized, executed and delivered by the Company.

              (viii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

                (ix) The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee, upon payment therefor and delivery thereof in accordance with this Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (x) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as the enforceability of rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto and the right of a Holder to receive Liquidated Damages may be limited to the amount of actual damages suffered by such Holder.

                (xi) The Notes, the Indenture and the Registration Rights Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Offering Circular.

               (xii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement and the Registration Rights Agreement will not conflict with, violate the terms of or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended November 30, 1996 (the "1996 FORM 10-K"), or its Quarterly Reports on Form 10-Q for the quarters ended February 28, 1997, May 31, 1997 and August 31, 1997 or any material agreement entered into by the Company subsequent to August 31, 1997 of which such counsel has knowledge, except for conflicts, violations or defaults which have been waived, nor will such action violate the charter or bylaws of the Company or any federal or, solely with respect to the General Corporation Law of the State of Delaware, Delaware statute, rule or regulation applicable to the Company or violate any order known to such counsel issued by any governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of its or their respective properties.

              (xiii) Except as have been obtained or made, no consent, approval, authorization, order, registration or qualification of or with any federal or, solely with respect to the General Corporation Law of the State of Delaware, Delaware governmental agency or body is required for the issue and sale of the Notes and the underlying Common Stock by the Company and compliance by the Company with the provisions of this Agreement and the Registration Rights Agreement, except for the registration of the Notes under the Securities Act (as to which no opinion is expressed in this paragraph) and qualification of the Indenture under the Trust

     Indenture Act (as to which no opinion is expressed in this paragraph), and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and resale of the Notes by the Initial Purchasers (as to which no opinion is expressed).

               (xiv) The statements made in the Offering Circular under the heading "Certain Tax Considerations," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                (xv) No registration under the Securities Act of the Notes or the shares of Common Stock issuable upon conversion of the Notes in accordance with the Indenture, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Notes by the Company to the Initial Purchasers or the initial reoffer and resale of the Notes by the Initial Purchasers solely in the manner contemplated by the Offering Circular and this Agreement.

               (xvi) Except as disclosed in the Offering Circular, to the knowledge of such counsel, no holders of securities of the Company have rights to require the registration of such securities because of the filing by the Company of the Shelf Registration Statement (as such term is defined in the Offering Circular) except such as have been validly waived.

              (xvii) When the Notes are issued and delivered pursuant to this Agreement, no Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

             (xviii) Assuming the proceeds from the Offering are applied as described in the Offering Circular, none of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Circular, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and Counsel for the Initial Purchasers at which the contents of the Offering Circular and related matters were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, on the basis of the foregoing (relying as to the factual matters upon the statements of officers and other representatives of the Company and public officials) no facts have come to such counsel's attention that caused such counsel to believe that the Offering Circular (other than the financial statements and notes thereto and other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) at the date of the Offering Circular and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which such counsel are admitted, to the extent such counsel may deem proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Counsel for the Initial Purchasers) of other counsel, reasonably acceptable to Counsel for the Initial Purchasers, familiar with the applicable laws (it being understood, however, that with respect to the validity, binding effect and enforceability of the Indenture, the Notes and the Registration Rights Agreement, counsel may opine as if such instruments were governed by the laws of the State of Texas) and (y) as to matters of fact, to the extent they deem proper, on the representations and warranties of the Company and the Initial Purchasers contained herein, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries.

         (c) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchasers and to Counsel for the Initial Purchasers, and the Initial Purchasers shall have received from said Counsel for the Initial Purchasers a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Notes, the Offering Circular and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to Counsel for the Initial Purchasers such documents as they reasonably may request for the purpose of enabling them to pass upon such matters.

         (d) At the Closing Date, the Initial Purchasers shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate in all material respects,
(ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects and (iii) subsequent to the respective dates as of which information is given in the Offering Circular, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as disclosed in the Offering Circular.

         (e) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received a letter from KPMG Peat Marwick LLP, independent accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date and addressed to the Initial Purchasers, in form, scope and substance as shall have been previously agreed to by the Representative.

         (f) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

         (g) The Company shall have entered into the Indenture and the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed and executed, thereof.

         (h) The Initial Purchasers shall have received from each person who is a director or executive officer (as defined in the proxy rules of the Securities and Exchange Commission) of the Company an agreement to the effect that during the period of 90 days from the date of the Offering Circular, such person will not, directly or indirectly, without the prior written consent of the Representative, offer to sell, sell, contract to sell, grant any option or rights to acquire or purchase any option to sell, or otherwise dispose of, any shares of Common Stock; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply with respect to approximately 38,500 shares of Common Stock upon the exercise of certain employee stock options held by Michael Hedge, Richard White and A.S. Horng.

         (i) At the Closing Date, the Notes shall have been approved for quotation in the PORTAL Market.

         (j) Prior to the Closing Date, the Company shall have filed the Third Quarter Form 10-Q in substantially the same form as provided to the Initial Purchasers prior to the execution of this Agreement.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Initial Purchasers or to Counsel for the Initial Purchasers pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and scope to the Representative and to Counsel for the Initial Purchasers, all obligations of the Initial Purchasers hereunder may be canceled by the Representative at, or at any time prior to, the Closing Date and the obligations of the Initial Purchasers to purchase the Optional Notes may be canceled by the Representative at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         7.   INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys' fees and expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "LOSSES"), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or any related Preliminary Offering Circular or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative expressly for use therein, and PROVIDED FURTHER, that the foregoing indemnity with respect to any untrue statement contained in or omission from a Preliminary Offering Circular or the Offering Circular shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Notes if a copy of the Offering Circular (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person at or prior to the written confirmation of the sale of such Notes to such person, and if the Offering Circular (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any Losses whatsoever as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any related Preliminary Offering Circular, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Notes purchased by such Initial Purchaser hereunder. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have including under this Agreement. The Company shall only be permitted to seek indemnity pursuant to this Section 7(b) or contribution pursuant to Section 8 from the Initial Purchasers for the statements set forth in the last paragraph of the cover page prior to the paragraph entitled "Special Cautionary Notice Regarding Forward Looking Statements" and in the eleventh, twelfth and fourteenth paragraphs under the caption "Plan of Distribution" in the Offering Circular.

         (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have otherwise than under this Section 7 unless and to the extent that it has been prejudiced by such failure or from the forfeiture of rights and defenses). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel in connection with any one such action or separate but similar related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld or delayed, and the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any Loss by reason of any settlement of any action effected with the indemnifying party's written consent. The indemnifying party shall not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability arising out of such action, claim, litigation or proceeding.

         8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party, or to any indemnified party, or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers and directors of the Company) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Notes or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Initial Purchasers respectively. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount applicable to the Notes purchased by such Initial Purchaser hereunder, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Note purchased by it and sold in the Offering were offered to subsequent purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         9. DEFAULT BY AN INITIAL PURCHASER. If any of the Initial Purchasers shall fail at the Closing Date or Additional Closing Date to purchase the Notes which it is obligated to purchase under this Agreement (the "DEFAULTED NOTES"), the non-defaulting Initial Purchaser shall have the right, within 24 hours thereafter, to make arrangements for it to purchase all, but not less than all, of the Defaulted Notes upon the terms herein set forth; PROVIDED, HOWEVER, that if the non-defaulting Initial Purchaser shall not have completed such arrangements within such 24-hour period, then, upon the expiration of such 24-hour period, this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser.

         No action taken pursuant to this Section shall relieve the defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Circular or in any other documents or arrangements.

         10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchasers or any agent, representative or controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The agreements contained in Sections 5, 7, 8 and 11(c) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11.  TERMINATION.

         (a) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Initial Purchasers to purchase the Optional Notes at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event, act or occurrence shall have materially disrupted, or in the Representative's reasonable opinion will in the immediate future materially disrupt, the United States or international securities markets; or
(ii) trading on the New York Stock Exchange shall have been suspended, or materially limited; or (iii) a banking moratorium shall have been declared by any United States federal or New York or Texas state authority or if any new restriction materially adversely affecting the distribution of the Firm Notes or the Optional Notes, as the case may be, shall have become effective; or
(iv) any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) shall have announced that it is (A) downgrading its rating assigned to any class of the Company's debt securities or (B) reviewing any such rating with a view to possible downgrading or with negative implications; or (v) there shall have occurred any outbreak or escalation of hostilities involving the United States, or a declaration of war or national emergency by the United States, or any change in political, financial or economic conditions the effect of which is such, in the judgment of the Representative, to make it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Notes or the Optional Notes, as the case may be, on the terms contemplated by the Offering Circular.

         (b) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

         (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 9 or 11(a) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, upon demand by the Representative, reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Counsel for the Initial Purchasers), incurred by the Initial Purchasers solely and directly in connection with the transactions contemplated by this Agreement, and thereafter the Company shall have no further liability to the Initial Purchaser.

         12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, (i) if to any of the Initial Purchasers, to such Initial Purchaser in care of Bear, Stearns & Co. Inc., 300 Crescent Court, Suite 200, Dallas, Texas 75201,
Attention: Sheldon Stein, Senior Managing Director or (ii) if to the Company, to the Company at 1730 Briercroft Drive, Carrollton, Texas 75006,
Attention: Chief Financial Officer and General Counsel, with a copy to Haynes and Boone, LLP, 3100 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202-3789, Attention: William R. Hays, III.

         13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and their respective successors and assigns, and no other person shall have or be deemed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision hereof. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Initial Purchasers.

         14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

         15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

         16. COUNTERPARTS. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,


                                       CELLSTAR CORPORATION



                                       By: /s/ Elaine Flud Rodriguez
                                           -----------------------------------
                                           Name:  Elaine Flud Rodriguez
                                           Title: Vice President and Secretary


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.



By: /s/ Stephen Parish
    -------------------------------
    Name:  Stephen Parish
    Title: Senior Managing Director




CHASE SECURITIES INC.



By: /s/ Lawrence S. Landry
    ----------------------------
    Name:  Lawrence S. Landry
    Title: Managing Director

                                  SCHEDULE I



                                           Principal Amount of Firm
Name of Initial Purchaser                   Notes to be Purchased
-------------------------                  ------------------------
Bear, Stearns & Co. Inc.                        $110,500,000
Chase Securities Inc.                           $ 19,500,000
                                                ------------


    Total                                       $130,000,000
                                                ------------
                                                ------------

                                                                        ANNEX A

                  LIST OF SUBSIDIARIES OF CELLSTAR CORPORATION

NAME OF SUBSIDIARY                                     INCORPORATION
------------------                                     -------------

National Auto Center, Inc.                             Texas

CellStar Financo, Inc.                                 Delaware

CellStar Air Services, Inc.                            Delaware

A&S Air Services, Inc.                                 Delaware

CellStar Fulfillment, Inc.                             Delaware

NAC Holdings, Inc.                                     Nevada

CellStar West, Inc.(1)                                 Delaware

CellStar, Ltd.                                         Texas Limited Partnership

CellStar Fulfillment, Ltd.                             Texas Limited Partnership

CellStar International Corporation/SA                  Delaware

CellStar, S.A.                                         Argentina

CellStar International Telefonia
  Celular Ltda.                                        Brazil

Cellular Industria da Telefonia
  da Amazonia Ltda.                                    Brazil

CellStar Celular Chile, S.A.                           Chile

CellStar de Colombia, S.A.                             Colombia

----------------------------

      1.  80% owned

CellStar Ecuador, S.A.                                 Ecuador

CellStar (UK) Ltd.                                     United Kingdom

CellStar Europe Ltd.                                   United Kingdom

CellStar Celular, S.A.                                 Venezuela

ACC-CellStar, Inc.(2)                                  Delaware

Audiomex Export Corp.                                  Texas

Celular Express S.A. de C.V.                           Mexico

Celular Express Management
  S.A. de C.V.                                         Mexico

CellStar International Corporation/Asia                Delaware

CellStar Pacific Pte. Ltd.                             Singapore

CellStar Amtel Sdn Bhd(3)                              Malaysia

CellStar Philippines, Inc.                             Philippines

CellStar Telecommunication
  Taiwan Co. Ltd.                                      Taiwan

CellStar (Asia) Corporation Limited                    Hong Kong

Shanghai CellStar International
  Trading Co. Ltd.                                     PRC

----------------------------

      2.  80% owned

      3.  30% directly owned and 19% beneficially owned

CellStar Telecommunications
  Service (Asia) Limited(4)                            Hong Hong

CellStar Singapore Pte Ltd.                            Singapore

HCL-CellStar Ltd.(5)                                   India









----------------------------

      4.  60% owned

      5.  50% owned

                                                                        ANNEX B

                      LIST OF SIGNIFICANT SUBSIDIARIES

NAME                                                  JURISDICTION
----                                                  ------------

CellStar Corporation                                  Delaware

National Auto Center, Inc.                            Texas

NAC Holdings, Inc.                                    Nevada

CellStar Ltd.                                         Texas

CellStar International Corporation/SA                 Delaware

AudioMex Export Corp.                                 Texas

CellStar International Corporation/Asia               Delaware

CellStar International Telefonia
 Cellular Ltda.                                       Brazil

Celular Express S.A. de C.V.                          Mexico

CellStar Pacific Pte. Ltd.                            Singapore

CellStar (Asia) Corporation Limited                   Hong Kong